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                                                                    Exhibit 23.1

                        Consent of Independent Auditors

We hereby consent to the use of our report dated September 30, 1996, relating to the combined financial statements of Super Kwik, Inc. and Waste Maintenance Services, Inc., which is contained in Eastern Environmental Services, Inc.'s Current Report on Form 8-K dated September 27, 1996 (as amended on Form 8-K/A filed December 9, 1996, June 6, 1997 and July 10, 1997), filed with the Securities and Exchange Commission.

                                                   /s/ Bardall, Weintraub P.C.

Turnersville, New Jersey
July 10, 1997